Exhibit 99.4

[Cloud Peak Energy Letterhead]

December 13, 2010

Cloud Peak Energy Resources LLC

Attention: Corporate Secretary

385 Interlocken Cresent, Suite 400

Broomfield, CO 80021

Re:  Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC

Ladies and Gentlemen:

In accordance with Section 9.1(b) of the Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC, dated as of November 19, 2009 (the “Agreement”) by and among Cloud Peak Energy Inc., a Delaware corporation (“CPE Inc.”), Rio Tinto Energy America Inc., a Delaware corporation, and Kennecott Management Services Company (“KMS”), CPE Inc. hereby delivers this Assumption Notice.  Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Agreement.

CPE Inc. hereby exercises its CPE Assumption Right and assumes the rights and obligations of Cloud Peak Energy Resources LLC with respect to KMS’s Redemption Notice dated December 13, 2010, and has determined to pay to KMS the Share Settlement, whereby CPE Inc. will acquire the Redeemed Units with a number of shares of CPE Common Stock equal to the number of Redeemed Units.

CLOUD PEAK ENERGY INC.

By:	/s/ Bryan Pechersky
Name: Bryan Pechersky
Title: Senior Vice President and General Counsel

cc:

Kennecott Management Services Company

4700 Daybreak Parkway

South Jordan, Utah  84095

(801) 204-2000

Fax: (801) 204-2892

Legal Department

Rio Tinto Services Inc.

4700 Daybreak Parkway

South Jordan, Utah  84095

(801) 204-2000

Fax: (801) 204-2892

Fried, Frank, Harris, Shriver & Jacobson LLP

Attn. Stuart Gelfond

One New York Plaza

New York, NY  10004

(212) 859-8000

Fax: (212) 859-4000